                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant /X/

                 Filed by a Party other than the Registrant / /

Check the appropriate box:

  / /  Preliminary Proxy Statement

  / / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

  /X/  Definitive Proxy Statement

  / /  Definitive Additional Materials

  / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                    MID-AMERICA APARTMENT COMMUNITIES, INC.

                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

  /X/  No fee required

  / /  Fee computed on table below per Exchange Act
       Rules 14a-6(i) (4) and 0-11

       1. Title of each class of securities to which transaction applies:

       2. Aggregate number of securities to which transaction applies:

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       4. Proposed maximum aggregate value of transaction:

       5. Total fee paid:

  / /  Fee paid previously with preliminary materials

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1. Amount Previously Paid:

       2. Form, Schedule or Registration Statement No.:

       3. Filing Party:

       4. Date Filed:

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 300
                            MEMPHIS, TENNESSEE 38138

                                                                  April 30, 2001

TO THE SHAREHOLDERS OF
  MID-AMERICA APARTMENT COMMUNITIES, INC.

    In connection with the Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. (the "Company") to be held on June 4, 2001, we enclose a Notice of Annual Meeting of Shareholders, a Proxy Statement and a form of proxy.

    At the meeting you will be asked to elect three Class I directors to serve until the 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified. You will also be asked to ratify the selection of KPMG LLP as the Company's independent auditors for 2001. Information about these matters is contained in the attached Proxy Statement.

    Detailed information relating to the Company's activities and operating performance during 2000 is contained in the Company's 2000 Annual Report and the Company's Annual Report on Form 10-K for the year ended December 31, 2000, both of which are being mailed to you with this Proxy Statement, but neither of which are a part of the proxy soliciting material. If you do not receive or have access to the 2000 Annual Report or the Annual Report on Form 10-K, please notify Mark S. Martini, Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

    You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the stamped envelope as soon as possible.

                                          Very truly yours,

                                          /s/ George E. Cates

                                          George E. Cates
                                          CHIEF EXECUTIVE OFFICER

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 300
                            MEMPHIS, TENNESSEE 38138
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 4, 2001

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Mid-America Apartment Communities, Inc. (the "Company") will be held on June 4, 2001, at 4:00 P.M., local time, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018, for the following purposes:

    1. To elect three Class I directors to serve until the 2004 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

    2. To ratify the selection of KPMG LLP as the Company's independent auditors for 2001.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 26, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will be closed at that time.

    There is enclosed, as a part of this Notice, a Proxy Statement that contains further information regarding the Annual Meeting, the nominees for election to the Board of Directors of the Company and the independent auditors of the Company.

                                          By Order of the Board of Directors

                                          /s/ Mark S. Martini

                                          Mark S. Martini
                                          SECRETARY

                                   IMPORTANT

    SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 300
                            MEMPHIS, TENNESSEE 38138
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 4, 2001
                              GENERAL INFORMATION

    This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of Mid-America Apartment Communities, Inc. (the "Company") to be held on June 4, 2001 at 4:00 P.M., local time, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018 and at any adjournment or adjournments thereof.

    No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction where or from any person to whom it is unlawful to make such proxy solicitation. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has been no change in the information set forth herein since the date of the Proxy Statement.

                                   THE PROXY

    The solicitation of proxies by means of the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mail, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. It is expected that this Proxy Statement will first be sent to shareholders on or about April 30, 2001.

    Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. If no instruction is indicated on the proxy, the named holders of the proxies will vote all such shares of Common Stock (hereinafter defined) of such holder (i) FOR the election of the nominees named herein as directors and (ii) FOR the ratification of the selection of KPMG LLP as the Company's independent auditors for 2001. The named holders of proxies will use their discretion in voting the shares of Common Stock in connection with any other business that properly may come before the Annual Meeting.

    A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by (i) submitting another proxy with a more recent date than that of the proxy first given, (ii) attending the Annual Meeting and voting in person, or (iii) sending written notice of revocation to the Company's Secretary, Mark S. Martini.

                                 VOTING RIGHTS

    Each outstanding share of the Company's common stock $.01 par value (the "Common Stock") is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on April 26, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on April 26, 2001, the Company had 17,405,473 shares of Common Stock outstanding.

    No specific provision of the Tennessee Business Corporation Act, the Company's Charter or the Company's Bylaws addresses the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote", which will be counted for purposes of determining the presence of a quorum but will not be counted in the voting results. An abstention, likewise, will be counted as present or represented for purposes of determining whether a quorum exists but will not count in the voting results.

                                 REQUIRED VOTE

    Under Tennessee law and the Company's Charter and Bylaws, if a majority of the votes entitled to be cast is present at the Annual Meeting so as to constitute a quorum, in person or by proxy, approval of each matter submitted to the shareholders of the Company for a vote at the Annual Meeting, excluding the election of directors, will require the affirmative vote of a majority of the votes cast, either in person or by proxy. Election of directors will require the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of April 26, 2001, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Stock:

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP       CLASS(1)
----------------                          --------------------      ----------
John F. Flournoy .......................       1,149,260(2)           6.09%
  900 Brookstone Centre Parkway
  Columbus, GA 31904

------------------------

(1) Based on 17,405,473 shares of Common Stock Outstanding on April 26, 2001, plus the total number of shares of Common Stock issuable (i) in exchange for units of limited partnership interest in Mid-America Apartments, L.P. (the "Units") and (ii) upon exercise of options exercisable within 60 days of April 26, 2001 that were held by all directors, director nominees and executive officers named in the Summary Compensation Table. Mr. Flournoy's beneficial ownership includes the number of shares of Common Stock issuable to him in exchange for units plus the number of shares of Common Stock issuable to him in respect to options exercisable within 60 days of April 26, 2001.

(2) Includes 1,107,989 shares owned directly by Mr. Flournoy and 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of Units.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of April 26, 2001 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group:

                                          AMOUNT AND NATURE OF      PERCENT OF
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP        CLASS
------------------------                  --------------------      ----------
John F. Flournoy**......................       1,149,260(2)            6.09%
George E. Cates.........................         882,895(3)            4.68%
Robert F. Fogelman**....................         652,000(4)            3.46%
O. Mason Hawkins........................         359,417(5)            1.90%
H. Eric Bolton..........................         319,270(6)            1.69%
Simon R. C. Wadsworth...................         198,403(7)            1.05%
Ralph Horn..............................          38,000(8)            *
John S. Grinalds........................           1,752(9)            *
Michael S. Starnes**....................           4,000(10)           *
                                               ---------              ------
All Directors, Nominees and Executive
  Officers as a group (9 Persons).......       3,604,997              19.10%

------------------------

(1) Based on 17,405,473 shares of Common Stock outstanding on April 26, 2001, plus the total number of shares of Common Stock issuable in exchange for Units and issuable upon exercise of options exercisable within 60 days of April 26, 2001 that were held by the listed individuals as a group.With respect to each listed person (and all listed persons, as a group), the beneficial ownership of such person or group includes the number of shares of Common Stock issuable to such person or group in exchange for Units plus the number of shares of Common Stock issuable to such person or group in respect to options exercisable within 60 days of April 26, 2001.

(2) Includes 1,107,989 shares owned directly by Mr. Flournoy and 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of Units.

(3) Includes 427,168 shares owned directly by Mr. Cates, as to 322,839 of which Mr. Cates has sole voting power and as to 104,329 of which Mr. Cates has shared voting power; 41,360 shares held by a family limited partnership in which Mr. Cates is a partner; 15,672 shares held by Mr. Cates through an individual retirement account; 201,233 shares that Mr. Cates has the current right to acquire upon redemption of Units; and 150,650 shares that Mr. Cates has the right to acquire upon the exercise of options that are currently exercisable. Also includes 8,609 shares and 38,203 Units owned by Mr. Cates' wife, over which Mr. Cates exercises no voting or investment power and with respect to which Mr. Cates disclaims beneficial ownership.

(4) Includes 78,500 shares owned directly by Mr. Fogelman, 570,500 shares that Mr. Fogelman has the current right to acquire upon redemption of Units, and 3,000 shares that Mr. Fogelman has the right to acquire upon the exercise of options that are currently exercisable.

(5) Includes 194,799 shares owned directly by Mr. Hawkins, 158,618 shares that Mr. Hawkins has the current right to acquire upon redemption of Units, and 6,000 shares that Mr. Hawkins has the right to acquire upon exercise of options that are currently exercisable.

(6) Includes 12,035 shares owned directly by Mr. Bolton, as to 7,196 of which Mr. Bolton has sole voting power and as to 4,839 of which Mr. Bolton has shared voting power; 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of Units; 67,650 shares that Mr. Bolton has the right to acquire upon the exercise of options that are currently exercisable, and 129,585 shares held by the Company's ESOP over which Mr. Bolton shares voting power.

(7) Includes 69,736 shares owned directly by Mr. Wadsworth, as to 68,736 of which Mr. Wadsworth has sole voting power and as to 1,000 of which Mr. Wadsworth has shared voting power; 13,609 shares held by Mr. Wadsworth through an individual retirement account; 52,189 shares that Mr. Wadsworth has the right to acquire upon redemption of Units; and 62,869 shares that Mr. Wadsworth has the right to acquire upon the exercise of options that are currently exercisable.

(8) Includes 37,000 shares owned directly by Mr. Horn and 1,000 shares that Mr. Horn has the right to acquire upon the exercise of options that are currently exercisable.

(9) Includes 752 shares owned directly by Mr. Grinalds and 1,000 shares that Mr. Grinalds has the right to acquire upon the exercise of options that are currently exercisable.

(10) Includes 3,000 shares owned directly by Mr. Starnes and 1,000 shares that Mr. Starnes has the right to acquire upon the exercise of options that are currently exercisable.

*   Represents less than 1% of total.

**  Director Nominee.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company presently has an Audit Committee and a Compensation Committee composed of certain of its directors who are not employees of the Company or any affiliate thereof ("Independent Directors"). The Company does not have a standing nominating committee. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors.

    AUDIT COMMITTEE. The Audit Committee of the Board of Directors is composed of Messrs. Hawkins (Chairman), Grinalds, and Starnes. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met twice during 2000.

    COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors is composed of Messrs. Horn (Chairman), Flournoy, Fogelman, Grinalds, Hawkins and Starnes. The Compensation Committee determines compensation for the Company's executive officers and administers the Company's Third Amended and Restated 1994 Restricted Stock and Stock Option Plan and the Company's Non-Qualified Executive Deferred Compensation Plan. The Compensation Committee met once during 2000.

    DIRECTOR MEETINGS. The business of the Company is under the general management of its Board of Directors as provided by the Company's Bylaws and the laws of Tennessee, the Company's state of incorporation. The Board of Directors holds regular meetings quarterly during the Company's fiscal year. There are presently nine directors. The Board of Directors held four regular meetings during fiscal 2000.Mr. Flournoy missed one regular meeting in 2000. During 2000, none of the Company's directors attended fewer than 75% of the total number of Board meetings and meetings of committees of the Board on which he served.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company or one of its subsidiaries do not receive additional remuneration for serving as directors. Prior to 1995, the Company's directors who were not employees were awarded 2,500 shares of Common Stock for their services as director. The directors' rights in the Common Stock vested at the rate of 500 shares per year and were fully vested in 1998. Each director received the distributions paid on his shares of Common Stock prior to vesting. Commencing in 1999, the Compensation Committee established that each Independent Director will receive 875 shares of Common Stock per year for their service on the Board of Directors, and each committee chairperson will receive an additional 100 shares per year for his service as such.

NOMINEES FOR DIRECTORS

    The Company's Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors has set at nine the number of directors constituting the full Board of Directors.

    The Board of Directors proposes to nominate Messrs. Flournoy, Fogelman and Starnes for election to serve as Class I directors of the Company. All of the nominees are currently directors of the Company. The remaining members of the Board of Directors listed below will continue as members thereof until their respective terms expire as indicated below.

    Unless a shareholder specifies otherwise, it is intended that such shareholder's shares of Common Stock will be voted for the election of the nominees to serve as directors until the annual meetings set forth below and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the proxy form are expected to consult with the management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.

                  NOMINEES FOR ELECTION AS CLASS I--DIRECTORS
                             (TERMS EXPIRING 2004)

JOHN F. FLOURNOY, age 60. Mr. Flournoy has served as a director of the Company since November 1997. Mr. Flournoy has been Chief Executive Officer of Flournoy Development Company for more than five years. Mr. Flournoy currently serves as a director for W.C. Bradley Co., Columbus Bank & Trust Company, and the Boys and Girls Clubs of Columbus and Phenix City.

Committees: Compensation

ROBERT F. FOGELMAN, age 65. Mr. Fogelman has served as a director of the Company since July 1994 and has been the President of Fogelman Investment Company, a privately owned investment firm, for more than five years.

Committees: Compensation

MICHAEL S. STARNES, age 56. Mr. Starnes was appointed to the Board of Directors in July 1998 to fill a vacated seat. Mr. Starnes founded M. S. Carriers, Inc., a truckload transportation and logistics company, in 1978 and has since served as Chairman and Chief Executive Officer.

Committees: Audit, Compensation

                         INCUMBENT DIRECTORS--CLASS III
                             (TERMS EXPIRING 2003)

GEORGE E. CATES, age 63. Mr. Cates has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. Mr. Cates served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since inception of the Company in February 1994 through December 1996. Mr. Cates was President and Chief Executive Officer of The Cates Company from 1977 until its merger with the Company in February 1994. Mr. Cates serves as a director for First Tennessee National Corporation and for SCB Computer Technology.

Committees: None

JOHN S. GRINALDS, age 63. General Grinalds has served as a director of the Company since November 1997. General Grinalds became the President of The Citadel, Charleston, South Carolina in 1997. Prior to assuming the presidency of The Citadel, General Grinalds was the headmaster of Woodberry Forest School in Virginia. From 1989 to 1991, General Grinalds held the rank of Major General and was the commanding general of the Marine Corps Recruit Depot in San Diego, California.

Committees: Audit, Compensation

SIMON R. C. WADSWORTH, age 54. Mr. Wadsworth has been Executive Vice President, Chief Financial Officer and a director of the Company since March 1994.

Committees: None

                         INCUMBENT DIRECTORS--CLASS II
                             (TERMS EXPIRING 2002)

H. ERIC BOLTON, JR., age 44. Mr. Bolton is President, Chief Operating Officer and a director of the Company and is slated to become the Company's Chief Executive Officer in September 2001 pursuant to the Company's formal succession plan.Mr. Bolton joined the Company in 1994 as Vice-President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining the Company was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.Mr. Bolton has been a director of the Company since February 1997.

Committees: None

O. MASON HAWKINS, age 53. Mr. Hawkins has served as a director of the Company since October 1993 and has been Chairman and Chief Executive Officer of Southeastern Asset Management, Inc., a registered investment advisor, since 1975. He has also been a director of Longleaf Partners Funds Trust, a registered investment company of which Southeastern Asset Management, Inc. serves as investment advisor, for more than five years.

Committees: Audit (Chairman), Compensation

RALPH HORN, age 60. Mr. Horn has served as a director of the Company since April 1998 and is Chairman of the Board, Chief Executive Officer and President of First Tennessee National Corporation. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation in July 1991, Chief Executive Office in April 1994, and Chairman of the Board effective January 1, 1996. Mr. Horn is also a director of Harrah's Entertainment, Inc.

Committees: Compensation (Chairman)

CERTAIN TRANSACTIONS WITH MANAGEMENT

    All transactions involving related parties must be approved by a majority of the disinterested members of the Company's Board of Directors. The Company has transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

    The Company has contracted with Flournoy Development Company ("FDC") to complete the development and construction of the remaining portion of its development pipeline which was estimated to be approximately $17.0 million at December 31, 2000. One of the Company's directors, Mr. Flournoy, is the majority owner and Chief Executive Officer of FDC.These agreements were negotiated at arms length.The contracts provide for turn key development and construction of the subject properties. During 2000, gross payments of approximately
$53.4 million were made to FDC by the Company pursuant to these contracts.

    The Company has a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of First Tennessee National Corporation ("FTNC"), has committed approximately $20 million towards this line of credit. One of the Company's directors, Mr. Horn, is Chairman, Chief Executive Officer and President of FTNC. The line of credit was entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties.

INDEBTEDNESS OF MANAGEMENT TO THE COMPANY

    In June 1997 the Company sold shares of common stock and partnership units to certain employees pursuant to a Leadership Employee Stock Ownership Program ("LESOP"). Under the LESOP, shares of common stock and partnership units are sold to employees at fair market value, with up to 15% of the sale price being payable by means of an unsecured promissory note from the employee to the Company.

    The executive officers of the Company listed in the table below are indebted to the Company pursuant to such promissory notes for shares of common stock and partnership units acquired under the LESOP. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2000 and the amount outstanding at April 26, 2001. Such indebtedness bears interest from 5.59% to 6.49% per annum.

                                   MAXIMUM INDEBTEDNESS       INDEBTEDNESS AT
                                        DURING 2000           APRIL 26, 2001
                                   ---------------------      ---------------
George E. Cates..................       $  415,594               $373,500
H. Eric Bolton...................          309,150                131,175
Simon R. C. Wadsworth............          285,750                123,375
                                        ----------               --------
Total executive officers.........       $1,010,494               $628,050

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                       ----------------------------------------------------------------
                                                                                RESTRICTED   SECURITIES
                                                               OTHER ANNUAL       STOCK      UNDERLYING
NAME AND POSITION             YEAR      SALARY     BONUS     COMPENSATION(1)      AWARDS      OPTIONS
-----------------           --------   --------   --------   ----------------   ----------   ----------
George E. Cates ..........    2000     $295,063   $ 1,300        $125,485        $110,938      36,500
Chairman, Chief Executive     1999      275,841    14,000         122,766              --      30,000
  Officer and Director        1998      270,172    78,786          77,111              --      20,000

H. Eric Bolton ...........    2000      258,011    50,998         111,413          99,844      25,500
President, Chief Operating    1999      224,760    49,798         109,048              --      20,000
  Officer and Director        1998      218,815    64,196          61,986              --      20,000

Simon R. C. Wadsworth ....    2000      197,257    36,255         101,744          27,734      23,000
Executive Vice-President,     1999      183,894    35,055          99,574              --      20,000
  Chief Financial Officer     1998      177,560    52,524          51,656              --      20,000
  and Director

------------------------

(1) Represents supplemental bonus pursuant to the Company's LESOP, all of which was offset against the indebtedness of the executive officers to the Company described in "Indebtedness of Management to the Company" above.

    OPTION GRANTS AS OF DECEMBER 31, 2000. The following table provides information on option grants during the year ending December 31, 2000 to the executive officers listed in the table above.

                            INDIVIDUAL OPTION GRANTS

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                          % OF TOTAL                             RATES OF ANNUAL
                                           OPTIONS                                 STOCK PRICE
                                          GRANTED TO                            APPRECIATION FOR
                                          EMPLOYEES    EXERCISE                    OPTION TERM
                               OPTIONS    IN FISCAL      PRICE     EXERCISE   ---------------------
                               GRANTED       YEAR      ($/SHARE)     DATE        5%         10%
                               --------   ----------   ---------   --------   --------   ----------
George E. Cates..............   36,500       9.1%       $22.19     2/22/10    $509,306   $1,290,682
H. Eric Bolton...............   25,500       6.4%        22.19     2/22/10     355,817      901,710
Simon R. C. Wadsworth........   23,000       5.7%        22.19     2/22/10     320,933      813,307

    AGGREGATED OPTION EXERCISES THROUGH DECEMBER 31, 2000. The following table provides information on options held by the executive officers listed above through December 31, 2000, and the value of each of their unexercised options at December 31, 2000.

                                                     NUMBER OF SHARES
                            EXERCISED OPTIONS           UNDERLYING           VALUE OF UNEXERCISED
                          ----------------------    UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            SHARES                 AT DECEMBER 31, 2000    AT DECEMBER 31, 2000(1)
                           ACQUIRED      VALUE         EXERCISABLE/              EXERCISABLE/
NAME                      ON EXERCISE   REALIZED       UNEXERCISABLE            UNEXERCISABLE
----                      -----------   --------   ---------------------   ------------------------
George E. Cates.........      --          $--        120,500/111,000          $225,938/$22,125
H. Eric Bolton..........      --           --         44,700/83,800             $625/$15,188
Simon R. C. Wadsworth...      --           --         43,469/76,200             $625/$14,250

------------------------

(1) Based upon the closing price of the Company's Common Stock on the New York Stock Exchange on December 29, 2000 of $22.5625 per share.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

    The Compensation Committee during 2000 consisted of Messrs. Flournoy, Fogelman, Grinalds, Hawkins, Horn and Starnes. During 2000 no employee of the Company participated in decisions related to his compensation. Except as described in this section, none of the Company's executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company's Board of Directors or Compensation Committee.

    Mr. Horn, who serves as the Chairman of the Compensation Committee, is also the Chairman, Chief Executive Officer and President of FTNC. First Tennessee Bank, the principal banking subsidiary of FTNC, has committed approximately
$20 million towards a line of credit which the Company has with a group of banks led by AmSouth Bank. The line of credit was entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions.

    Mr. Flournoy was formerly an officer of the Company but resigned in June 1999. Mr. Flournoy began serving on the Compensation Committee only after he ceased being an employee of the Company, and thus he did not participate in any decision related to his own compensation.

    Mr. Flournoy is the majority owner and Chief Executive Officer of FDC. The Company has contracted with FDC to complete the development and construction of the remaining portion of its development pipeline which was estimated to be approximately $17.0 million at December 31, 2000. These agreements were negotiated at arms length. The contracts provide for turn key development and construction of the subject properties. During 2000, gross payments of approximately $53.4 million were made to FDC by the Company pursuant to these contracts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    The Compensation Committee of the Board of Directors is composed of the Independent Directors. The Compensation Committee is responsible for ensuring that a proper balance of current compensation and longer-term equity-based rewards are offered to executive management to provide incentives to increase shareholder value.

    Each executive officer's compensation is determined annually by the Committee, including base salary, discretionary cash bonuses, and stock incentive awards. The Company's compensation policy is to reward performance, which leads to long-term growth in shareholder value per share, as exemplified by growth in the value of the Company's portfolio and of funds from operations per share. The Committee has reviewed the compensation plans of other multi-family REITs of similar size and performance to the Company and attempts to be competitive on a total compensation basis.

BASE SALARY

    Each executive officer's base salary is based upon the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. The Committee attempts to reward long-term performance, and it is the objective of the Company to set base salaries at the approximate level of median base salaries of the Company's peers in its industry.

ANNUAL INCENTIVE COMPENSATION

    The Committee awards discretionary year-end bonuses which are tied to achieving specific goals for growth in value per share and other specific individual and Company goals which it believes are instrumental in building long-term value. The Committee sets the Company's bonus formula annually.

THIRD AMENDED AND RESTATED 1994 RESTRICTED STOCK AND STOCK OPTION PLAN

    The Third Amended and Restated 1994 Restricted Stock and Stock Option Plan (the "1994 Plan") is the Company's long-term incentive plan for executive officers and other selected employees. The objective of the program is to retain and motivate executives to improve long-term stock performance. The Compensation Committee has the authority, within limitations set forth in the 1994 Plan,
(i) to establish rules and regulations concerning the 1994 Plan, (ii) to determine the persons to whom options and restricted securities may be granted,
(iii) to fix the number of shares of Common Stock to be covered by each option and (iv) to set the terms and provisions of each option and restricted security to be granted. Stock options are generally granted at the prevailing market value and will only have value if the Company's stock increases in value.

NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN

    The non-qualified deferred compensation plan is the Company's long-term incentive plan for key employees who are not qualified for participation in the Company's 401(k). Under the terms of the plan, key employees may elect to defer a percentage of their compensation and the Company matches a portion of their salary deferral with similar provisions as apply for the Company's 401(k). The plan is designed so that the employees' investment earnings under the non-qualified plan should be the same as the earning assets in the Company's 401(k).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Cates' employment agreement with the Company, entered into in December 1999, provides for a base salary of $295,063 for the year ended December 31, 2000. The Compensation Committee considered this annual base salary to be competitive with comparable REITs in the Company's geographic area. In 2000, Mr. Cates received $1,300 in bonus compensation.

EMPLOYMENT AGREEMENTS

    The Company entered into employment agreements with Messrs. Bolton, Cates and Wadsworth in December 1999. These employment agreements have substantially similar terms, except for their base salary provisions. Each one (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for annual base salaries for the executives, subject to increase at the discretion of the Compensation

Committee; and (iii) provides for annual incentive/bonus compensation under the terms of the plan described above.

    Upon the executive's termination due to death or permanent disability or in the event the executive is terminated without cause by the Company or suffers a constructive termination of his employment in the absence of a change of control, the Company will pay the executive any amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with his termination without cause or constructive termination by the Company.

    If the executive is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of the Company, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, the Company shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of
(i) the in-the-money value of the shares covered by all such options or
(ii) the difference between the highest per share price for shares of the Company paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with the change of control.

    Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive not to hire other employees of the Company upon severance.

                                          COMPENSATION COMMITTEE
                                          Ralph Horn (Chairman)
                                          John F. Flournoy
                                          Robert F. Fogelman
                                          John S. Grinalds
                                          O. Mason Hawkins
                                          Michael S. Starnes

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of 3 directors, each of whom is independent as defined by the New York Stock Exchange's listing standards.The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Exhibit A.

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United

States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence.

    Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          O. Mason Hawkins (Chairman)
                                          John S. Grinalds
                                          Michael S. Starnes

                         FISCAL 2000 AUDIT FEE SUMMARY

AUDIT FEES

    Aggregate fees for professional services rendered by KPMG LLP for the audit of the Company's 2000 annual financial statements were $183,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees were billed by KPMG LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

    Aggregate fees billed for services rendered by KPMG LLP during fiscal year 2000, other than services covered in the two paragraphs immediately preceding this one, totaled $413,000. Included in this total are fees for tax compliance and planning services, audits of benefit plans and audits of subsidiary partnerships required by regulatory authorities.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return to the shareholders of Mid-America Apartment Communities, Inc. ("MAA") to the S&P 500 and the Equity Total Return index prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). It assumes that the base share price for the Common Stock and each index is $100 and that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                            TOTAL RETURN PERFORMANCE

                  [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
MAA                       100       126       135       116       128       141
S&P 500                   100       123       164       211       255       232
NAREIT Equity REITs       100       136       163       134       128       162

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to furnish the Company with copies of all forms filed.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to the Company's directors and executive officers were completed on a timely basis.

    The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as Class I directors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   EACH OF THE NOMINEES FOR CLASS I DIRECTORS

                                 PROPOSAL NO. 2
                     RATIFICATION OF SELECTION OF KPMG LLP
                        AS THE 2001 INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG LLP as the Company's independent auditors for 2001. KPMG LLP served as independent auditors of the Company for the year ended December 31, 2000. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the selection of KPMG LLP as the Company's independent auditors for 2001.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          ADOPTION OF PROPOSAL NO. 2.
                SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

    Shareholders' proposals intended to be presented at the 2002 annual meeting of shareholders must be received by the Company no later than January 1, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company has discretionary voting authority with respect to any shareholder proposals received after March 17, 2002.

                                 OTHER MATTERS

    The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

    A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules but excluding exhibits thereto, is being mailed along with this Proxy Statement. Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company, for a reasonable fee, will provide a copy of these exhibits. Requests should be directed to Mark. S. Martini, Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee, 38138, which is the address of the Company's principal executive offices.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Mark S. Martini

                                          Mark S. Martini
                                          SECRETARY

April 30, 2001

                                   EXHIBIT A
                    MID-AMERICA APARTMENT COMMUNITIES, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

 I. Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

    - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

    - Monitor the independence and performance of the Company's independent auditors.

    - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the Company's independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

 II. Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors(,) free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. The recommendation shall be based upon the qualifications noted above.

    The Committee shall meet at least twice annually, or more frequently as circumstances dictate. An agenda shall be prepared in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and/or the independent auditors if matters are identified (as required by Statements on Auditing Standards 61) during the quarterly reviews of the Company's financial statements based upon the auditors limited review procedures.

 III. Audit Committee Responsibilities and Duties

    REVIEW PROCEDURES

    1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

    2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Recommend to the Board of Directors the inclusion of the financial statements in the annual report, annual 10-K and quarterly 10-Q.

    3. In consultation with management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

    4. Regarding quarterly financial results, discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item 8). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

    INDEPENDENT AUDITORS

    5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

    6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

    7. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management and general audit approach.

    8. Discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

    9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    OTHER AUDIT COMMITTEE RESPONSIBILITIES

    10. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement. In addition, determine a report has been made to the New York Stock Exchange with the required affirmations.

    11. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

    12. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                     MID AMERICA APARTMENT COMMUNITIES, INC.
             6584 POPLAR AVENUE, SUITE 300, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George E. Cates, Mark S. Martini and Simon R.C. Wadsworth as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Mid America Apartment Communities, Inc. (the "Company") held of record by the undersigned on April 26, 2001 at the Annual Meeting of Shareholders to be held on June 4, 2001, or any adjournment thereof.

                                                            Please mark
                                                            your votes as   /X/
                                                            indicated in
                                                            this example


                                                                              WITHHOLD AUTHORITY
                                                     FOR all nominees          to vote for all
                                                       listed below         nominees listed below

1.  ELECTION OF THREE CLASS 1 DIRECTORS.                    / /                       / /


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.

JOHN F. FLOURNOY     ROBERT F. FOGELMAN     MICHAEL S. STARNES



                                                                                     WITHHOLD
                                                                                     AUTHORITY
                                                       FOR          AGAINST          (ABSTAIN)

2.  RATIFICATION OF KPMG LLP AS THE COMPANY'S          / /            / /                / /
    INDEPENDENT AUDITORS FOR 2001


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.


Signature(s) ________________________________________ Dated______________, 2001

NOTE: Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.